EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 123 to the Registration Statement (the “Registration Statement”) of MFS Series Trust IX (the “Trust”) (File Nos. 2-50409 and 811-2464), of my opinion dated August 27, 2024, appearing in Post-Effective Amendment No. 120 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on August 27, 2024.

 /s/DJANIRA LEAL

 Djanira Leal

 Assistant Counsel

Boston, Massachusetts

February 26, 2026